Amendment No. 1 to Selling Agreement

among

PIMCO Investments LLC

Pacific Life Insurance Company

PIMCO Investments LLC (“PI”) and Pacific Life Insurance Company (“Company”) entered into a Selling Agreement dated January 12, 2011 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

WHEREAS, Pacific Select Distributors, LLC (“PSD”) is the variable products distributor for Company;

WHEREAS, PSD  is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 and a member in good standing of the Financial Industry Regulatory Authority; and

WHEREAS, the parties wish to add PSD as a party to the Agreement.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.              PSD is hereby added as a party to the Agreement and any references to “You” shall be deemed to include PSD and services outlined in the Agreement will be completed by Company and/or PSD.

2.              Section 20 is amended to include the following:

“If to Company’s Distributor:	Pacific Select Distributors, LLC
700 Newport Center Drive
Newport Beach, CA 92660
Attn: General Counsel”

3.              Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Agreement.

4.              All other terms and provisions of the Agreement not amended shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of December 1, 2016.

PIMCO INVESTMENTS LLC

By:	/s/ Steven B. Plump

Name: Steven B. Plump
Title: Head of Business Management

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Anthony J. Dufault

Name: Anthony J. Dufault
Title: Assistant Vice President

Attest:	/s/ Brandon J. Cage

Name: Brandon J. Cage
Title: Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

By:	/s/ Adrian S. Griggs

Name: Adrian S. Griggs
Title: Chief Executive Officer

Attest:	/s/ Jane M. Guon

Name: Jane M. Guon
Title: Secretary